MERCHANT AGREEMENT – TOTAL REVENUE PROGRAM - Date: February 14, 2022

SELLER INFORMATION

Legal Name: WATER ZONE, INC. **D/B/A:** WATER ZONE
Federal Tax ID: 65-0149278 **State of Formation:** FL **Type of Entity:** CORPORATION
Bank Name (Business Acc.): SEE VOIDED CHECK **Bank ABA No.:** SEE VOIDED CHECK **Bank Acc. No.:** SEE VOIDED CHECK
Physical Address: 1432 SKEES RD. STE B , WEST PALM BEACH, FL 33411 **Mailing Address:** SAME AS LEFT
Phone No.: 561-242-4822 **Fax No.:** **Business Start Date: 1989** **Credit Card Processor Name:**

GUARANTOR(S) INFORMATION

Name of Guarantor 1: WILLIAM TUDOR **DOB:** [redacted] **SSN:** [redacted]
Physical Address: [redacted] **Mailing Address:** SAME AS LEFT
Email Address: STUDOR@GR8WATER.NET **Cell Phone No.:** [redacted]
Bank Name (Personal Acc.): **Bank Acc. No.:** **Branch Address:**
Name of Guarantor 2: **DOB:** **SSN:**
Physical Address: **Mailing Address:**
Email Address: **Cell Phone No.:**
Bank Name (Personal Acc.): **Bank Acc. No.:** **Branch Address:**
Name of Owner/Principal 3: **DOB:** **SSN:**
Physical Address: **Mailing Address:**
Email: **Cell Phone:**
Bank Name (Personal Acc.): **Bank Acc. No.:** **Branch Address:**
Name of Owner/Principal 4: **DOB:** **SSN:**
Physical Address: **Mailing Address:**
Email: **Cell Phone:**
Bank Name (Personal Acc.): **Bank Acc. No.:** **Branch Address:**

PURCHASE & SALE OF FUTURE RECEIVABLES

PAC WESTERN FINANCIAL LLC (together with its successors and/or assigns, the "Buyer") hereby purchases from the Seller set forth above (the "Seller"), a percentage, as specified below (the "Purchased Percentage"), of the proceeds of each future sale by Seller whether the proceeds are paid by cash, check, ACH, credit card, debit card, bank card, charge card and/or and other means (collectively "Future Sale Proceeds") until the Buyer has received the amount specified below (the "Purchased Amount") for the purchase price ("Purchase Price") set forth below. The funded amount ("Funded Amount") is the amount to be received by the Seller. See *Use of Sale Proceeds Itemization* below.

USE OF SALE PROCEEDS ITEMIZATION

Purchase Price: $80,000.00 **Purchased Percent: 20%** **Purchased Amount: $113,600.00**
Minus the Closing Fee: $1,600.00 **Minus Amount Paid to Previous Agreement: $0.00** **Funded Amount to be Received by Seller: $78,400.00**

In exchange for the foregoing, the Seller hereby agrees to deposit all Future Sale Proceeds into the bank account identified above (or such other bank account as may be approved by the Buyer pursuant to the provisions hereof, the "Bank Account") maintained with the bank holding the Bank Account (the "Bank"), and the Seller hereby authorizes Buyer and its agents to initiate electronic checks or Automated Clearinghouse (ACH) payments equal to the Purchased Percentage of all deposits made into the Bank Account until the Buyer has received an amount equal to the Purchased Amount.

PERSONAL GUARANTEE OF CONTRACTUAL TERMS

In consideration of Buyer entering into this Agreement, and to induce Buyer to enter into this Agreement, the undersigned principal(s) of Seller ("guarantor(s)") hereby personally guarantee ("guarantee") to Buyer that: (i) all information provided by Seller to Buyer in connection with the transaction contemplated by this Agreement is true, correct and complete; (ii) Seller shall exclusively use the bank account for the deposit of all future sale proceeds and shall not close the bank account or cease to use the bank account as the sole account into which to deposit all future sale proceeds, in each case, prior to the time that Buyer has received the entire purchased amount; and (iii) Seller shall not breach, or do any of the acts prohibited by, Section 3.1 and 4.4 of this Agreement. This Guarantee shall be the continuing, irrevocable, unconditional and joint and several obligations of the Guarantor(s), and the Guarantor(s) hereby waive demand of payment, notice of presentment, and any and all requirements of notice, defenses, offsets and counterclaims and any other act or omission of Buyer which changes the scope of the Guarantor(s)' risk, and Guarantor(s) further agree that Buyer may proceed directly against the Guarantor(s) without first proceeding against Seller. Guarantor(s) further guarantees the payment of and agrees to pay all Indemnified Amounts (as defined in Section 5.7 hereof). By signing below Guarantor(s) agree to this Guarantee and agree to and remake each representation, warranty and covenant set forth in Sections 2.1, 3 and 4.1 and 4.4 hereof, which representations, warranties and covenants shall survive the execution and delivery or termination of this Agreement as provided in Section 5.8 hereof. The Guarantor(s) specifically consent and agree to be bound by the terms and conditions of this Agreement which are applicable to Guarantor(s), including Section 5.10 Covenant Not to Sue, Section 5.11 Waiver of Jury Trial, Section 5.12 Waiver of Punitive Damages, And Section 5.13 Waiver of Class Action.

ACCEPTANCE

Upon execution hereof, each of the parties hereto shall be obligated hereunder and shall be subject to all of the terms and conditions stated on this page and on the attached Additional Terms of Agreement, including Addenda or Riders, if any, hereto (collectively, this "Agreement"), including Section 5.10 Covenant Not to Sue, Section 5.11 Waiver of Jury Trial, Section 5.12 Waiver of Punitive Damages, And Section 5.13 Waiver of Class Action. The person executing this Agreement on behalf of the Seller warrants and represents that he/she is authorized to bind the Seller to all of the terms and conditions set forth on this page and on the attached "Additional Terms of Agreement" and that all of the information provided herein is true and accurate in all respects. Buyer's payment of the Purchase Price shall be deemed Buyer's acceptance of this Agreement.

SELLER:		GUARANTOR(S):	
Signature: DocuSigned by: William Tudor 21F7C0F2DB27410...	**Date:** 2/14/2022	**Signature:** DocuSigned by: William Tudor 21F7C0F2DB27410...	**Date:** 2/14/2022
Name: WILLIAM TUDOR	**Title:**	**Name:** WILLIAM TUDOR	**Title:**
			Date:
		Name:	**Title:**
			Date:
		Name:	**Title:**
			Date:
		Name:	**Title:**

ADDITIONAL TERMS OF AGREEMENT

1. ACH AUTHORIZATION

Section 1.1 *Deposit of Future Sale Proceeds*. In exchange for the purchase of the Purchased Percentage of the Seller's Future Sale Proceeds, the Seller hereby agrees (i) to deposit all Future Sale Proceeds into the Bank Account; (ii) to identify for Buyer all other existing and future bank accounts maintained or used by Seller; and (iii) not to deposit any funds into the Bank Account other than Future Sale Proceeds, or if any such deposits are made to notify Seller as soon as practicable. If at any time Seller informs Buyer or Buyer learns that a deposit has been made into the Bank Account that represents something other than Future Sale Proceeds, and Buyer has removed the Purchased Percentage from such deposit, Buyer shall either, at its option, return such amount to the Bank Deposit or deduct such amount from its next withdrawal of the Purchased Percentage of Future Sale Proceeds.

Section 1.2 *ACH Authorization*. Seller hereby authorizes Buyer and its agents to initiate electronic checks or ACH payments equal to the Purchased Percentage of all deposits made into the Bank Account until the Buyer has received an amount equal to the Purchased Amount. In the event that an electronic check or ACH payment due is not paid in full based upon insufficient funds in the Bank Account or otherwise, then to the extent not prohibited by applicable law and without duplication, Buyer will be entitled to collect a $500.00 fee (or, if less, the maximum amount allowed to be charged under applicable law) for each returned, rejected or dishonored payment, electronic check, ACH payment, or wire transfer withdrawal, it being understood that we have the right to receive such fee for each Business Day on which we or our designee were unable to debit or otherwise withdraw from your accounts the amount we were entitled to receive on such date, which shall be in addition to the other amounts that otherwise became due under this Agreement and Addenda.

Section 1.3 *Authorization to Provide Information*. Seller further authorizes the Bank and all third parties (if applicable) to provide to Buyer and its agents all information necessary or desirable to permit Buyer and its agents to ascertain the amount to be paid to Buyer and initiate such electronic check or ACH payments.

Section 1.4 *No Revocation or Termination*. The authorizations in Sections 1.2 and 1.3 (collectively, the "ACH Authorization") may not be revoked without the prior written consent of the Buyer. In addition, the Bank Account may not be closed and the ACH Authorization cannot be amended or terminated without the prior written consent of the Buyer. Buyer or its lender may change the bank account of the Buyer to which payments are made to the Buyer at any time without the consent of or notice to Seller, notwithstanding anything to the contrary set forth in any payment instruction letter among the Seller, Buyer and/or any ACH processor. The Seller agrees to execute any documents and/or agreements in order to implement the foregoing.

Section 1.5 *Liability*. The Buyer is not responsible and shall not be liable for any actions taken by the Bank or any ACH processor which are not contemplated or authorized herein, and the Seller hereby agrees to hold the Buyer harmless from all actions of the Bank and/or any ACH processor.

Section 1.6 *Bank Fees and Commissions*. Buyer and Seller understand that the Bank and/or any ACH processor may charge a fee or commission for processing electronic checks, ACH payments and other receipts, and that the Bank's and/or any ACH processor's fees or commission shall not reduce any amounts due to Buyer hereunder.

Section 1.7 *Other Banks*. The Seller hereby authorizes the Buyer to contact any current or prior bank of the Seller in order to obtain whatever information it may require regarding the Seller's transactions with any such bank. Such information may include, but is not limited to, information necessary to verify the amount of Future Sale Proceeds previously processed on behalf of the Seller and any fees which may have been charged by the bank. In addition to the foregoing, the Seller authorizes the Buyer to contact any current or prior bank of the Seller in order to confirm that the Seller is exclusively using the Bank Account approved by the Buyer in accordance with this Agreement.

Section 1.8 *Fees*. Seller will pay Buyer a closing fee equal to $1,600.00, which closing fee shall be deducted from the amount funded to Seller ("Funded Amount"). If Seller requests that the Funded Amount be transferred via wire transfer, Seller will pay Buyer a wire fee equal to $50.00, which wire fee shall be deducted from the Funded Amount.

Initial: WT

2. STATEMENTS AND REPORTS.

Section 2.1 *Credit Reports*. The Seller acknowledges and agrees that in connection with the execution of this Agreement an investigative or consumer report may be made. Accordingly, the Seller and each Guarantor authorizes the Buyer and its agents and representatives and any credit reporting agency employed by the Buyer to investigate any references given or any other statements of data obtained from or about the Seller, any Guarantor or any of Seller's other principals for the purpose of this Agreement and to order, receive and review credit reports at any time during the term of this Agreement on the Seller, Guarantor(s) and principals.

Section 2.2 *Monthly Statements*. Seller may request from Buyer a monthly statement of proceeds paid to Buyer by email. Each monthly statement request shall be sent to info@pacwesternfinancial.com. Seller will pay Buyer a monthly statement request fee equal to $10.00 per monthly statement requested, which shall be paid at the time of the monthly statement request via credit card charge.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

Seller and the Guarantor(s) hereby represent, warrant and covenant that, as of this date and during the term of this Agreement:

Section 3.1 *Seller's Conduct*. Seller shall: (i) exclusively use the Bank Account for the deposit of all Future Sales Proceeds; (ii) not close Bank Account or cease to use the Bank Account as the sole account into which to deposit all Future Sale Proceeds; (iii) not breach or default the deposit agreement with the Bank maintaining the Bank Account; (iv) not amend or terminate any ACH Authorization; (v) not change or permit the change of the Bank or add an additional bank to hold deposits of Seller, in each case, without the express prior written consent of the Buyer; (vi) not change the account name, password or other access information relating to accounts from which ACH or electronic check payments are to be made without giving Buyer at least ten (10) business days prior Notice of such change; (vii) not sell, dispose, convey or otherwise transfer its business or all or any substantial portion of its assets, in each case, without the express prior written consent of the Buyer and the Buyer or assignee's assumption of all of the Seller's obligations under this Agreement pursuant to the documentation reasonably satisfactory to the Buyer; (viii) not sell, dispose, convey or otherwise transfer any of its Future Sale Proceeds in any way that could impair Buyer's ability to receive the Purchased Amount; (ix) not grant any security interest or lien upon its Future Sale Proceeds, accounts receivable or other assets; (x) not incur any debt, except trade payables and other debt incurred in the ordinary course of business, without the express prior written consent of the Buyer; (xii) not divert any cash, checks, electronic payments, or other Future Sale Proceeds in any manner or to any person, location or account other than the Bank Account; and (xiii) not commit fraud.

Section 3.2 *Business Information*. The information (financial and other) provided by or on behalf of the Seller to the Buyer in connection with the execution of or pursuant to this Agreement is and shall be true and correct in all material respects. The Seller shall furnish the Buyer with such other information as the Buyer may request from time to time, including, if applicable, copies of the Seller's monthly bank statements, all information necessary to permit Buyer and its agents to determine the amount of Future Sale Proceeds and all information necessary to initiate electronic check or ACH payments from the Bank Account.

Section 3.3 *Reliance on Information*. The Seller acknowledges that the information (financial and other) provided by the Seller has been relied upon by the Buyer in connection with its decision to purchase the Future Sale Proceeds.

Section 3.4 *Governmental Approvals*. The Seller possesses and is in compliance with all permits, licenses, approvals, consents and other authorizations necessary to conduct its business. The Seller is in compliance with any and all applicable federal, state and local laws and regulations. The Seller possesses all requisite permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged.

Section 3.5 *Authorization*. The Seller, and the person(s) signing this Agreement on behalf of Seller, have fully power and authority to enter into and perform the obligations under this Agreement, all of which have been duly authorized by all necessary and proper action.

Section 3.6 *Insurance*. The Seller shall maintain insurance in such amounts and against such risks as are consistent with past practice. In order to protect and safeguard the Buyer's interest in the proceeds of each future sale by Seller, the Seller hereby undertakes to amend its existing commercial general liability insurance policy to add the Buyer as a co-insured, and to provide the Buyer with a copy of said insurance policy reflecting same within forty-five (45) days from the initial date of disbursement of the Funded Amount Such insurance policy shall provide for a minimum coverage being no less than the initial Purchased

Amount and, if both the Buyer and the Seller have claims to be indemnified under such insurance policy, the indemnity shall be applied first to the settlement of the Buyer's claim and the balance, if any, to the settlement of the Seller's claim. Failure by the Seller to carry insurance or to provide the aforesaid proof of co-insurance within the prescribed delay shall not be considered an Event of Default of the Seller hereunder provided, however, that the Buyer shall then be entitled to claim and receive from the Seller a risk-based premium representing 5% of the Purchased Amount (the "Risk Premium"). The Risk Premium shall be withdrawn by the Buyer from the Bank Account in either: (i) equal monthly installments at the end of each month; or (ii) installments equal to the initial Weekly Payment Amount as set forth in Section 6(c) of this Agreement.

Section 3.7 *Change of Name, Location, Etc.* The Seller will not conduct its businesses under any name other than as disclosed to the Bank approved by the Buyer. In addition, Seller will not change any of its places of business, or change its legal name, entity type or state of formation, unless it has provided the Buyer with not less than thirty (30) days prior Notice thereof and has provided Buyer with any documents, agreements and information reasonably requested by the Buyer with respect thereto.

Section 3.8 *Conduct of Business*. Seller shall continue to conduct its business consistent with past practice and shall comply with all of the terms and conditions of its deposit agreement with the Bank approved by Buyer. Seller represents that it has not consulted with a bankruptcy attorney within six (6) months prior to the date of this Agreement, and that it has no present intention of closing its business or ceasing to operate its business, either permanently or temporarily, during the twelve (12) month period after the date of this Agreement.

Section 3.9 *Seller Not Indebted to Buyer*. The Seller agrees and acknowledges that it is not a debtor of the Buyer as of the date of this Agreement.

Section 3.10 *Exclusive Use of Bank*. Seller understands that the Bank Account is the sole and exclusive location where it will deposit all Future Sale Proceeds.

Section 3.11 *Solvency*. As of the date of this Agreement, Seller is solvent, and is not contemplating any bankruptcy or insolvency proceeding.

Section 3.12 *Buyer's Consent and Approval*. The Seller acknowledges and agrees that any consent or approval to be made by the Buyer under this Agreement shall be in Buyer's sole and absolute discretion unless expressly provided otherwise.

Section 3.13 *Business Purpose*. The Seller agrees and acknowledges that this Agreement is a commercial transaction and that no portion of the Purchase Price will be used for consumer, personal, family or household purposes. In addition, the Seller represents and warrants to the Buyer that the Bank Account was specifically established for commercial use and purposes only and was neither established nor will it be used for consumer, personal, family or household purposes.

4. ADDITIONAL TERMS.

Section 4.1 *Sale of Future Sale Proceeds*. The Seller and the Buyer acknowledge and agree that the Purchase Price paid by the Buyer in exchange for the Purchased Amount of Future Sale Proceeds is a sale of the Purchased Amount and is not intended to be, nor shall it be construed as, a loan from the Buyer to the Seller. The Buyer does not charge any interest, finance charges or similar charges as this is not a loan. The Buyer is the owner of the Future Sale Proceeds purchased by the Buyer hereunder, and the Future Sale Proceeds purchased by the Buyer hereunder represent a bona fide sale by the Seller to a customer. Seller agrees that all Future Sale Proceeds purchased by the Buyer hereunder shall be owned by the Seller free and clear of all liens, security interests and encumbrances. Seller agrees that it will treat the Purchase Price and Purchased Amount in a manner consistent with a sale in its accounting records and on its tax returns. Seller agrees that Buyer is entitled to audit Seller's accounting records and tax returns, upon reasonable Notice, in order to verify that that Seller is complying with this Section 4.1, including during any litigation or arbitration between Buyer and Seller and/or Guarantor(s). Seller waives any rights of privacy, confidentiality, or taxpayer privilege in any such litigation or arbitration in which Seller asserts that the Purchase Price paid by the Buyer in exchange for the Purchased Amount of Future Sale Proceeds is anything other than a sale of the Purchased Amount.

Section 4.2 *Chargebacks.* In the event any Future Sale Proceeds become the subject of a charge back, returned check or other negation of the future sale prior to Buyer receiving value for the Future Sale Proceeds in the form of a cash transfer from the Bank Account to the Buyer, then the Purchased Amount will be increased by the amount so charged back, returned or negated and shall be paid to Buyer from subsequent Future Sale Proceeds.

Section 4.3 *Collection of Receivables*. As provided herein, the Purchased Percentage of each Future Sale Proceeds due to the Seller shall be paid to Buyer by the credit card processor approved by Buyer, or shall be collected by Buyer from electronic check or ACH payments initiated by Buyer or its agents from the Bank Account. In the event that Seller changes or permits the change of the credit card processor approved by the Buyer or adds an additional credit card processor, or in the event that Seller changes or permits the change of the Bank Account or the ACH Authorization approved by the Buyer or adds an additional Bank Account, Buyer shall have the right, without waiving any of its rights and remedies and without notice to Seller or any Guarantor, to notify the new or additional credit card processor of the sale of credit card receivables hereunder and to direct such new or additional credit card processor to make payment to the Buyer of all or any portion of the amounts received by such credit card processor and/or to notify the new or additional bank or ACH processor of the sale of Future Sale Proceeds hereunder and to direct such new or additional bank or ACH processor to make payment to the Buyer of all or any portion of the amounts received by such bank or ACH processor. Seller hereby grants to Buyer an irrevocable power of attorney, which power of attorney shall be coupled with an interest, and hereby appoints the Buyer or any of Buyer's representatives as Seller's attorney in fact, to take any and all action necessary to direct such new or additional credit card processor and/or such new or additional bank or ach processor and/or account debtors as defined in the uniform commercial code of the State of Utah to make payment to the Buyer as contemplated by this Section 4.3.

Section 4.4 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder: (a) Seller or Guarantor(s) shall violate any term or covenant in this Agreement; (b) Any representation or warranty by Seller in this Agreement shall prove to have been incorrect, false or misleading in any material respect when made; (c) the sending of notice of termination by Seller; (d) the Seller fails to give Buyer 24 hours advance notice that there will be insufficient funds in the account such that the ACH of the specific daily amount will not be honored by Seller's bank, and Seller fails to supply all reasonably requested documentation and allow for daily monitoring of its bank account; (e) Seller shall transfer or sell all or substantially all of its assets; (f) Seller shall make or send notice of any intended bulk sale or transfer by Seller; (g) Seller shall use multiple depository accounts without the prior written consent of Buyer (h) Seller shall change its depositing account without the prior written consent of Buyer; or (i) Seller shall close its depositing account used for ACH debits without the prior written consent of Buyer (j) Seller's bank returns a code other than NSF cutting Buyer from its collections and Seller does resume ACH debits within one business day.

Section 4.5 *Remedies.* In the event of (a) any breach or default in the performance by Seller of any covenant or agreement contained in this Agreement or in any certificate, document and/or agreement delivered by or on behalf of Seller pursuant to this Agreement or any amendment to this Agreement (collectively, the "Transaction Documents"), or (b) any breach or inaccuracy of any representation or warranty made by Seller in this Agreement or in any Transaction Document (any of the foregoing, a "Breach"), the Buyer shall be entitled to all remedies available hereunder, under Article 9 of the Uniform Commercial Code or other applicable law including notifying account debtors as defined in the Uniform Commercial Code. In the event that Buyer cannot access the Bank Account because of a Breach, then, without limiting Buyer's other rights and remedies, Buyer will be entitled to collect from Seller an estimated Weekly payment that represents the "Purchased Percentage" of Seller's Future Sale Proceeds for each Buyer does not have access to the Bank Account. In the event that the Seller Breaches the covenants in Section 3.1, the Seller agrees that the Buyer will be entitled to, among other things, enter any Confession of Judgment in favor of Buyer executed by Seller as a Judgment with the Clerk of any Court and execute there on, and damages equal to the amount by which the cash attributable to the Purchased Amount of Future Sale Proceeds exceeds the amount of cash received from the Future Sale Proceeds that have previously been received by the Buyer under this Agreement. The Seller hereby agrees that the Buyer may automatically debit such damages from the Seller's bank account via ACH, electronic check or wire transfer, and/or may notify the ACH processor to remit to the Buyer any and all amounts received by the processor to satisfy the full amount of the then outstanding balance of the Purchased Amount. Further, Buyer shall be entitled to collect all Indemnified Amounts (as defined in Section 5.7) from Seller and/or Guarantor(s) in accordance with any rights and

remedies set forth in this Section 4.5 hereof. Buyer, Seller and Guarantor(s) acknowledge and agree that if Seller has not violated the terms of this Agreement, the fact that it goes bankrupt or out of business shall not (a) be considered a Breach, or (b) obligate Guarantor(s) to pay the Purchased Amount to Seller.

Section 4.6 *No Right to Repurchase*. The Seller acknowledges that it has no right to repurchase the Purchased Amount of Future Sale Proceeds from the Buyer.

5. MISCELLANEOUS

Section 5.1 *Modifications; Amendments*. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both parties.

Section 5.2 *Notices*. Each party giving or making any notice, request, demand or other communication (each, a "Notice") pursuant to this Agreement shall give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing: personal delivery, Registered or Certified Mail (in each case, return receipt requested and postage prepaid), or nationally recognized overnight courier (with all fees prepaid). Any party giving a Notice shall address the Notice to the receiving party at the address set forth on the face of this Agreement or to another address as designated by a party in a Notice pursuant to this Section. Any party changing its address after the execution and delivery of this Agreement shall provide Notice to all other parties. For a change of address only, a party may provide Notice by email or facsimile, but such Notice is not effective unless receipt is acknowledged by the recipient. All Notices to a Guarantor shall be addressed to the Guarantor in care of the Seller unless such Guarantor has provided Notice to Buyer after the date of this Agreement directing that Notices to such Guarantor are to be delivered to a different address. Except as otherwise provided herein, a Notice is effective only if the party giving the Notice has complied with this Section 5.2, and the addressee has received the Notice. If the addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then such Notice shall be deemed to have been received upon the rejection, refusal or inability to deliver.

Section 5.3 *Waiver; Remedies*. No failure on the part of the Buyer to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of any other right. Subject to Section 5.10 below, the remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity. Seller and Guarantor(s) hereby waive any requirement of Notice prior to Buyer exercising any and all rights provided for in this Agreement except as expressly provided herein or applicable law.

Section 5.4 *Binding Effect*. This Agreement shall be binding upon and inure to the benefit of Seller, Guarantor(s), Buyer and their respective successors and assigns, except that neither Seller nor any Guarantor shall have the right to assign its rights hereunder or any interest herein or delegate its duties hereunder, without the prior written consent of the Buyer, which consent may be withheld in the Buyer's sole discretion. Buyer may assign this Agreement or any of its rights hereunder, and may delegate its duties hereunder, without the consent of the Seller, and in the event of such assignment, the assignee shall have the same rights, duties, remedies and obligations as if originally named herein in Buyer's place. In addition, Buyer may grant participations in this Agreement or in any of its rights hereunder provided that the Seller shall continue to deal solely and directly with Buyer in connection with this Agreement and any payments due hereunder unless and until the Seller has received written Notice otherwise.

Section 5.5 *UCC Financing Statements; Further Assurances*.

(a) Seller acknowledges that the sale of the Purchased Amount of Seller's Future Sale Proceeds is governed by Article 9 of the Uniform Commercial Code, which provides, among other things, that a Buyer is authorized to file a financing statement against a Seller of receivables in order to give notice to third parties. Accordingly, Seller hereby authorizes Buyer to file one or more financing statements evidencing the sale of the Purchased Amount of Future Sale Proceeds hereunder, and any continuation statements or amendments thereto, and ratifies the filing of any financing statement filed by Buyer prior to the effectiveness hereof.

(b) The UCC financing statement shall state that the sale of the Future Sale Proceeds of the Seller is intended to be an outright sale of future sale proceeds and is not intended to be, nor is it to be construed as, a financing or an assignment for securing the obligations of the Seller, and shall state that the Seller is prohibited from incurring any debt (except trade payables and other debt incurred in the ordinary course of business), transferring future receivables or sale proceeds to any other person, or granting any security interests in its sale proceeds, accounts receivable or other assets until Buyer has received all amounts due under this Agreement, without the express written consent of the Buyer. In addition, Seller agrees that it shall, from time to time, promptly execute and deliver all documents and agreements, and take all further action, that may be necessary or appropriate, or that Buyer may request, in order to implement the Buyer's purchase of the Purchased Amount of Future Sale Proceeds hereunder, including, but not limited to, to permit the Buyer to initiate electronic checks or ACH payments equal to the Purchased Percentage of all deposits made into the Bank Account until the Buyer has received an amount equal to the Purchased Amount and all other amounts due under this Agreement, and to perfect against Seller and all third parties the sale of the Purchased Amount of Future Sale Proceeds hereunder or to enable Buyer to exercise and enforce its rights and remedies hereunder.

Section 5.6 *Governing Law and Consent to Jurisdiction*.

(a) If Buyer so elects, each of the Transaction Documents, this Agreement, and all controversies, disputes and claims arising from or relating thereto, including all claims sounding in contract or tort, shall be governed by and construed in accordance with the laws of the State of Utah. The scope of the foregoing governing law provision is intended to be all-encompassing and includes any and all controversies, claims and disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of this Agreement or any Transaction Document, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The foregoing governing law provision is intended to encompass all issues and disputes related to the enforceability of any provision in this Agreement, including all issues and disputes related to the meaning, construction, validity, scope and/or enforceability of Sections 5.10, 5.11, 5.12, and 5.13.

(b) With respect to this Agreement, if Buyer so elects, any Transaction Document or any controversy, dispute or claim arising from or relating thereto, including all claims sounding in contract or tort, all judicial proceedings brought by Buyer against Seller or any Guarantor may, and all judicial proceedings brought by Seller or any Guarantor against Buyer shall be brought in the Third District Court of Utah for Salt Lake County, and, by execution and delivery of this Agreement, Seller and Guarantor(s) accept, for themselves and generally and unconditionally, the non-exclusive jurisdiction in the case of a proceeding initiated by Buyer or the exclusive jurisdiction in the case of a proceeding initiated by Seller or any Guarantor, of the aforesaid court and irrevocably agrees to be bound by any final, non-appealable judgment rendered thereby in connection with this Agreement, any Transaction Document or any controversy, dispute or claim arising from or relating thereto from which no appeal has been taken or is available.

(c) Seller and Guarantor(s) hereby waive any claim that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions of which this Agreement is a part may not be enforced in or by any of the above-named courts. Seller and Guarantor(s) hereby waive any right to remove any action brought by Buyer against Seller or Guarantor(s) related to this Agreement from state court to federal court.

(d) Seller and Guarantor(s) agree that nothing herein will affect the right of any party hereto to serve process in any manner permitted by applicable law. Seller and Guarantor(s) hereby waive any requirement that process be served upon them by personal service.

(e) As a condition upon which Buyer has entered into this Agreement, each Seller and Guarantor specifically agrees that if any Seller and/or Guarantor(s) defaults in any obligation required of it/him/her under the terms of this Agreement, and if Buyer commences legal action to enforce this Agreement, each Seller and Guarantor specifically agrees that service of the summons and complaint upon each Seller and Guarantor shall be effective pursuant to Rule 5 of the Utah Rules of Civil Procedure by Buyer's counsel mailing copies of the Summons and Complaint to each Seller and/or Guarantor by first class mail, postage prepaid and that service of the same shall be complete 5 days after the mailing of the summons and complaint to each Seller and/or Guarantor at the address(es) set forth under Seller and Guarantor Information. Also, if email addresses are provided by Seller or Lender, service will also be complete 5 days after counsel for Seller emails a copy of the summons and complaint to the email addresses provided by each Seller and/or Guarantor in the Seller and/or Guarantor Information in this Agreement. A certificate of mailing and emailing provided by counsel for Buyer shall constitute a satisfactory

return and proof of service of process under Utah's Rules of Civil Procedure.

Section 5.7 *Indemnified Amounts*. In the event of a Breach, Seller and Guarantor(s), jointly and severally, shall assume liability for and do hereby agree to indemnify, protect, save and keep harmless Buyer and its agents and servants, from and against any and all liabilities, claims, losses, obligations, damages, penalties, actions, and suits of whatsoever kind and nature imposed on, incurred by or asserted against Buyer or its agents and servants, in any way relating to or growing out of such Breach (collectively, "Indemnified Amounts"), including, without limitation, the payment of all costs and expenses of every kind for the enforcement of Buyer's rights and remedies hereunder and/or the collection of amounts due to Buyer hereunder, including collection fees and/or attorneys' fees equal to thirty-five percent (35%) of the unpaid balance then owing to Buyer, together with interest on the unpaid balance at the rate of twenty percent (20%) per annum from the date of default, plus costs of court or other filing fees incurred as set forth in a declaration of default, plus the Risk Premium defined in Section 3.6 hereof plus a $100.00 fee (or, if less, the maximum amount allowed to be charged under applicable law) for each Business Day that an electronic check or ACH payment due is not paid in full as defined in Section 1.2 hereof.

Section 5.8 *Survival of Representations.* The representations, warranties and covenants contained in Sections 1.5, 4.1, 4.4, 4.5 and 5 shall survive execution, delivery, and termination of this Agreement, and they shall be irrevocable and continue in full force and effect indefinitely. All other representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect until Buyer has received the Purchased Amount and all other amounts due under this Agreement and this Agreement shall have terminated.

Section 5.9 *Entire Agreement*. This Agreement, together with any addenda or riders hereto contains the entire agreement and understanding between Seller and Buyer and supersedes all prior agreements and understandings relating to the subject matter hereof unless otherwise specifically reaffirmed or restated herein.

Section 5.10 *Covenant Not to Sue*.

(a) Seller and Guarantor(s) agree that they will never institute, prosecute or in any way aid in the institution or prosecution of any claim, demand, action, or cause of action at law or in equity against the Buyer or the Buyer Parties for a claim of usury, a claim that the Buyer is required to have any lending license, or any other claim contending that the Purchase Price paid by the Buyer in exchange for the Purchased Amount of Future Sale Proceeds is, or should be construed as, a loan from the Buyer to the Seller. Nothing in this paragraph is intended to prevent Seller or Guarantor from complying with any lawfully issued subpoena or court ordered discovery.

(b) This Section 5.10 is a covenant not to sue, and not a release. In the event that the Seller or any Guarantor breaches or in any way violates the terms of this Agreement, the Seller and Guarantor(s) jointly and severally agree to indemnify the Buyer for all damages arising from that breach, including without limitation the payment of all costs and expenses of every kind for the enforcement of Buyer's rights and remedies under this Section, including collection fees and/or attorneys' fees equal to thirty-five percent (35%) of the unpaid balance then owing to Buyer, together with interest on the unpaid balance at the rate of twenty percent (20%) per annum from the date of default, plus costs of court or other filing fees incurred as set forth in a declaration of default, plus the Risk Premium defined in Section 3.6 hereof plus a $500.00 fee (or, if less, the maximum amount allowed to be charged under applicable law) for each that an electronic check or ACH payment due is not paid in full as defined in Section 1.2 hereof.

(c) This covenant shall inure to the benefit of Buyer and each of the Buyer Parties, and shall bind Seller, Guarantor(s) and their respective successors and/or assigns, any of their respective affiliated or subsidiary companies, partners, owners, joint venturers, and/or any of Seller's managers, directors, officers, employers or agents.

Section 5.11 *Waiver of Jury Trial*. Except to the extent prohibited by applicable law or deemed to be against public policy, Seller, guarantor(s) and Buyer hereby knowingly, voluntarily, intentionally, without duress and after discussing or having the opportunity to discuss this waiver with its attorney, waives the right to a trial by jury with respect to any controversy, dispute, or claim, including all claims sounding in contract or tort, arising from or relating to (a) this Agreement or any transaction document, (b) all past, present, and future agreements involving the parties, (c) any transaction contemplated by this Agreement or the transaction documents, and all past, present, and future transactions involving the parties, and (d) any aspect of the past, present, or future relationships of the parties. This waiver of trial by jury provision is a material inducement for Buyer to enter into this Agreement.

Section 5.12 *Waiver of Punitive Damages*. Seller, guarantor(s) and Buyer hereby knowingly, voluntarily and intentionally waive any right any of them may have to obtain punitive, consequential, or exemplary damages from the other based on any rights, claim or action any of them may have against the others, including, but not limited to, any right, statutory right, controversy, dispute, or claim, including all claims sounding in contract or tort, arising from or relating to (a) this Agreement or any transaction document; (b) any agreements involving Seller or any guarantor, and Buyer, (c) any transaction contemplated by this Agreement or any other documents, instrument or agreements involving Seller or any guarantor, and Buyer, or (d) any aspect of any relationships of Seller or any guarantor, and Buyer.

Section 5.13 *Waiver of Class Action*. Seller and guarantor(s) hereby knowingly, voluntarily and intentionally waive any right to bring a class action, whether as a class representative or a class member, against Buyer or the Buyer parties based on any controversy, dispute, or claim, including all claims sounding in contract or tort, arising from or relating to (a) this Agreement or any transaction document; (b) any agreements involving Seller or any guarantor, and Buyer, (c) any transaction contemplated by this Agreement or any other documents, instrument or agreements involving Seller or any guarantor, and Buyer, or (d) any aspect of any relationships. Of Seller or any guarantor, and Buyer. This waiver of class action provision is a material inducement for Buyer to enter into this Agreement.

Section 5.14 *Severability*. In the event that any term, paragraph, subparagraph, or portion of this Agreement is declared to be illegal or unenforceable, this Agreement shall, to the extent possible, be interpreted as if that provision was not a part of this Agreement; it being the intent of the parties that any illegal or unenforceable portion of this Agreement, to the extent possible, be severable from this Agreement as a whole.

Section 5.15 *Counterparts; Facsimile or other Electronic Delivery*. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signatures page or copies of this Agreement transmitted by facsimile or other means of electronic delivery shall be legally valid and binding upon the parties.

Section 5.16 *Communications*. Seller hereby expressly consents to receive calls, messages and emails from Buyer, its affiliates, agents and others contacting Seller at Buyer's request or on its behalf, at any telephone numbers or email address that Seller has provided or may provide in the future or otherwise in Buyer's possession (including any cellular or mobile telephone numbers).

6. ADJUSTABLE CLEARING HOUSE PROGRAM

NOW THEREFORE, Seller and Buyer hereby agree as follows:

(a) Seller hereby authorizes Buyer and its agents to initiate electronic check or ACH payments in the amount(s) determined in accordance with this Agreement until Buyer has received an amount equal to the Purchased Amount and authorizes all applicable third parties to provide to Buyer and its agents all information necessary to permit them to determine the amount to be paid to Seller and initiate such electronic check or ACH payments. To effectuate the foregoing, Seller shall execute and deliver to Buyer an authorization for automated clearing house payments on Buyer's standard form "Authorization Agreement for Automated Clearing House Payments" ("Authorization Agreement").

(b) Buyer shall initiate, on a Weekly basis, electronic check or ACH payments from the bank account identified in the Authorization Agreement (or such other bank account as may be approved by the Buyer pursuant to the provisions hereof, the "Bank Account") maintained with the bank holding the Bank Account (the "Bank"), in an amount determined by Buyer in accordance with the provisions of this Agreement which represents the "Purchased Percentage" of Seller's Weekly average revenues (the "Weekly Payment Amount").

(c) **The initial Weekly Payment Amount shall be $2,705.00 Weekly. The Weekly Payment Amount is subject to adjustment as set forth in Section 6(d) and Section 6(e) below.**

Initial:____________________

Every two (2) weeks after the funding of the Purchase Price to Seller (the "Calculation Period"), either Buyer or Seller (the "notifying party") may give written notice to the other (the "receiving party") requesting an increase or decrease in the Weekly Payment Amount based upon the Weekly average revenues during the preceding Calculation Period. The Weekly Payment Amount may be (1) increased if the amounts collected by Buyer from Seller during

the most recently ended Calculation Period were less than the Purchased Percentage of all revenues of Seller during such Calculation Period, or (2) decreased if the amounts collected by Buyer from Seller during the most recently ended Calculation Period were more than the Purchased Percentage of all revenues of Seller during such Calculation Period. The new Weekly Payment Amount shall be equal to the product of the Purchased Percentage times Weekly average revenues of Seller during the most recent Calculation Period. The intent of the foregoing adjustments shall be for Buyer to receive the Purchased Percentage of all revenues of Seller until Buyer has received an amount equal to the Purchased Amount.

(d) **Notices under Section 6(d) (each, an "Adjustment Notice") may be sent by email and, if sent to Seller, shall be sent to the email address for Seller set forth herein, and, if sent to Buyer, shall be sent to info@pacwesternfinancial.com or another email address as identified by Buyer. If Buyer is the notifying party, the new Weekly Payment Amount shall become effective upon delivery of the Adjustment Notice to Seller. If Seller is the notifying party, then upon Buyer's receipt of the Adjustment Notice from Seller, Buyer shall determine the new Weekly Payment Amount and give notice thereof to Seller. In either event, Seller may object to Buyer's determination of the new Weekly Payment Amount by giving written notice within two (2) business days after receipt of Buyer's notice setting forth the new Weekly Payment Amount. The parties shall discuss and attempt to resolve Seller's objection and the new Weekly Payment Amount as determined by Buyer shall remain in effect until Seller's objection is resolved. If the parties cannot agree within five (5) business days, the Weekly Payment Amount shall fluctuate on a Weekly basis and shall be equal to the "Purchased Percentage" of Seller's actual Weekly revenues.**

(e) Seller shall furnish Buyer with such other information as the Buyer may request from time to time, including, if applicable, copies of the Seller's monthly bank statements, all information necessary to permit Buyer and its agents to determine the amount to be paid to Buyer and all information necessary to initiate such electronic check or ACH payments (the "required information"). If Seller fails to furnish Buyer with the required information in a timely manner Seller shall forfeit all rights to future reconciliations under Section 6(d).

(f) Seller hereby agrees (1) to deposit all revenues into the Bank Account; and (2) to identify for Buyer all other existing and future bank accounts maintained or used by Seller.

(g) In the event that an electronic check or ACH payment due is not paid in full based upon insufficient funds in the Bank Account or otherwise, then to the extent not prohibited by applicable law and without duplication, Buyer will be entitled to collect a $500.00 fee (or, if less, the maximum amount allowed to be charged under applicable law) for each that an electronic check or ACH payment due is not paid in full, which shall be in addition to the Weekly Payment Amounts that otherwise became due. In addition, in the event that Buyer does not have access to the Bank Account because of a Breach, then, without limiting Buyer's other rights and remedies, Buyer will be entitled to collect from Seller the greater of the then-current Weekly Payment Amount or the initial Weekly Payment Amount for each Buyer does not have access to the Bank Account.

(h) Seller shall exclusively use the Bank Account for the deposit of all revenues and shall not close the Bank Account of or cease to use the Bank Account as the sole account into which to deposit all revenues, in each case prior to the time that Buyer has received the entire Purchased Amount.

(i) The Bank Account may not be closed and the ACH Authorization cannot be amended or terminated without the prior written consent of the Buyer. Buyer or its lender may change the bank account of the Buyer to which payments are made to the Buyer at any time without the consent of or notice to Seller, notwithstanding anything to the contrary set forth in any payment instruction letter among the Seller, Buyer and/or any ACH processor.

(j) Seller shall not (1) breach or default the deposit agreement with the Bank maintaining the Bank Account; (2) change or permit the change of the Bank or add an additional bank to hold deposits of Seller, in each case, without the express prior written consent of the Buyer; (3) change the account name, password or other access information relating to accounts from which ACH or electronic check payments are to be made without giving Buyer at least ten (10) business days prior Notice of such change; or (4) divert any cash, checks, electronic payments, or other credit card receipts in any manner or to any person, location or account other than the Bank Account.

(k) The Weekly Payment Amount shall be collected by Buyer from electronic check or ACH payments initiated by Buyer or its agents from the Bank Account. In the event that Seller changes or permits the change of the Bank Account or the ACH Authorization approved by the Buyer or adds an additional Bank Account, Buyer shall have the right, without waiving any of its rights and remedies and without notice to Seller or any Guarantor, to notify the new or additional bank or ACH processor of the sale of future receivables or proceeds hereunder and to direct such new or additional bank or ACH processor to make payment to the Buyer of all or any portion of the amounts received by such bank or ACH processor. Seller hereby grants to Buyer an irrevocable power of attorney, which power of attorney shall be coupled with an interest, and hereby appoints the Buyer or any of Buyer's representatives as Seller's attorney in fact, to take any and all action necessary to direct such new or additional bank or ach processor to make payment to the Buyer as contemplated by this paragraph.

(l) Buyer and Seller understand that the Bank and/or any ACH processor may charge a fee or commission for processing electronic checks, ACH payments and other receipts, and that the Bank's and/or any ACH processor's fees or commission shall not reduce any amounts due to Buyer hereunder.

(m) Seller hereby authorizes Buyer to contact any current or prior bank of Seller in order to obtain whatever information it may require regarding Seller's transactions with any such bank. In addition to the foregoing, Seller authorizes Buyer to contact any current or prior bank of Seller in order to confirm that Seller is exclusively using the Bank Account approved by Seller in accordance with this Agreement.

ACKNOWLEDGEMENT

I hereby acknowledge that I have read and understood the terms and conditions as stated on pages 1 through 6 of this Agreement and agree to the terms and conditions stated herein.

SELLER:		**GUARANTOR(S):**	
Signature: DocuSigned by: William Tudor 21F7C0F2DB27410...	**Date:** 2/14/2022	**Signature:** DocuSigned by: William Tudor 21F7C0F2DB27410...	**Date:** 2/14/2022
Name: WILLIAM TUDOR	**Title:**	**Name: WILLIAM TUDOR**	**Title:**
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		Name:	**Title:**
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		Name:	**Title:**
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WEEKLY PAYMENTS

We refer to the Merchant Agreement dated, February 14, 2022 (the "Merchant Agreement") between WATER ZONE, INC. ("Seller") and PAC WESTERN FINANCIAL LLC ("Buyer"). **Terms used and not defined herein have the meanings as used in the Merchant Agreement.**

Pursuant to the Merchant Agreement, Buyer has agreed to make a cash advance to Seller in the amount of the "Purchase Price" (as set forth in the Merchant Agreement) to the Seller in order to purchase the "Purchased Amount" (as set forth in the Merchant Agreement) of the proceeds of future sales by Seller whether the proceeds are paid by cash, check, credit card and/or and other means until the Buyer has received an amount equal to the Purchased Amount.

Pursuant to Section 6(b) of the Merchant Agreement, Buyer shall initiate, on a weekly basis, electronic check or ACH payments from the bank account identified in the Authorization Agreement (or such other bank account as may be approved by the Buyer pursuant to the provisions hereof, the "Bank Account") maintained with the bank holding the Bank Account (the "Bank"), in an amount determined by Buyer in accordance with the provisions of this Agreement which represents the "Purchased Percentage" of Seller's average revenues (the "Weekly Payment Amount") until Buyer has received an amount equal to the Purchased Amount.

The parties desire to add to the provisions of the Merchant Agreement on the terms and conditions hereof.

NOW, THEREFORE, Seller and Buyer hereby agree that notwithstanding anything to the contrary in the Merchant Agreement, in the event that a weekly electronic check or ACH payment due is not paid in full based upon insufficient funds in the Bank Account or otherwise, then Seller shall wire the Weekly Payment Amount to Buyer within one (1) business day. Should Seller fail to wire the Weekly Payment Amount to Buyer within one (1) business day, or in the event that an additional weekly electronic check or ACH payment due is not paid in full based upon insufficient funds in the Bank Account or otherwise, without limiting Buyer's other rights and remedies, in lieu of the Weekly Payment Amount, Buyer will be entitled to collect from Seller, on a daily basis, electronic check or ACH payments from the Bank Account equal to one fifth of the Weekly Payment Amount, as determined by Buyer from time to time pursuant to the Merchant Agreement (the "Daily Payment Amount") until Buyer has received an amount equal to the Purchased Amount.

Except as modified by this Weekly Payments Addendum, the Merchant Agreement remains in full force and effect. The Seller agrees to execute any documents and/or agreements in order to implement the provisions of this Weekly Payments Addendum.

This Weekly Payment Addendum may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Executed signature pages transmitted by facsimile or other means of electronic delivery shall be legally valid and binding against the parties.

Please execute this Weekly Payment Addendum at the appropriate place below to indicate your acceptance and agreement to the terms and conditions of this Weekly Payment Addendum.

By signing below, you, as Seller, and the Guarantors listed below, acknowledge and agree to the terms and conditions stated herein.

:		GUARANTOR(S):	
Signature: DocuSigned by: William Tudor 21F7C0F2DB27410	**Date:** 2/14/2022	**Signature:** DocuSigned by: William Tudor 21F7C0F2DB27410...	**Date:** 2/14/2022
Name:	**Title:**	**Name:**	**Title:**
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		Name:	**Title:**
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		Name:	**Title:**
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AUTHORIZATION AGREEMENT FOR AUTOMATED CLEARING HOUSE PAYMENTS

This Authorization Agreement for Automated Clearing House Payments (this "Authorization Agreement"), dated February 14, 2022, is entered into pursuant to the Merchant Agreement, dated, February 14, 2022 (the "Merchant Agreement"), by and between WATER ZONE, INC. ("Seller") and PAC WESTERN FINANCIAL LLC ("Buyer"). **Terms used and not defined herein will have the meanings assigned to such terms in the Merchant Agreement.**

Seller hereby authorizes Buyer to initiate recurring (debit or credit) entries to Seller's demand deposit account ("the Bank Account") at the bank named below ("the Bank"). Seller acknowledges that the origination of Automated Clearing House (ACH) or Electronic Check transactions to its account must comply with the provisions of applicable law. Furthermore, if any such ACH or Electronic Check transactions are not paid in full based upon insufficient funds in the Bank Account or otherwise, then to the extent not prohibited by applicable law and without duplication, Buyer will be entitled to collect a $500.00 fee (or, if less, the maximum amount allowed to be charged under applicable law) for each ACH or Electronic Check transaction that is not paid in full, which shall be in addition to any other amount(s) that otherwise became due and may be collected by electronic debit.

Buyer will debit an Weekly amount from the Bank Account pursuant to the Merchant Agreement. The Weekly amount will be as specified in the Merchant Agreement.

The Bank and each merchant credit card processor of Seller (each, an "Authorized Party") is hereby authorized to provide to Buyer and its agents (1) any and all information and data relating to the Bank Account and deposits therein, and all information and data relating to Seller's account and transactions processed by any of its merchant credit card processors, including, but not limited to, all information relating to such accounts and transactions that any of its merchant credit card processors make available to Seller; (2) access to all internet/web information, reporting and account information, including, but not limited to, all transactions and all such other information that would be available to Seller as may be requested by Buyer; and (3) all information relating to Seller and its operations, including, but not limited to, its ownership, control, change and reduction or expansion of its business or credit card processing activities. Seller agrees that it will not change the account name, password or other access information for its accounts with Authorized Party without giving Buyer at least ten business days prior written notice of such change. Seller agrees that in the event of a "Breach" under the Merchant Agreement, PAC WESTERN FINANCIAL LLC will be entitled to exercise all remedies available under the Merchant Agreement and applicable law.

This Authorization Agreement shall remain in effect until the sooner of (a) such time that Buyer has received a total of **$113,600.00 (or amount met by terms of a Prepay Addendum)** under the Merchant Agreement, or (b) Buyer has delivered to the Bank written revocation of this authorization. The individual signing this authorization on behalf of Seller certifies to Buyer that (a) he or she is a duly authorized check signer on the Bank Account, and (b) he or she is authorized to enter into this authorization on behalf of Seller, and (c) Seller will be bound by all of the terms of this authorization. Seller further agrees that a breach of this authorization will constitute a "Breach" of the Merchant Agreement.

Both parties agree to be bound by NACHA Operating Rules as they pertain to this transaction.

Please execute this Authorization Agreement at the appropriate place below to indicate your acceptance and agreement to the terms and conditions of this Authorization Agreement.

(REQUIRED INFORMATION)

Routing No.: SEE VOIDED CHECK

Account No.: SEE VOIDED CHECK

Type of Account: Checking ☒

Account Name: SEE VOIDED CHECK

Bank Name: SEE VOIDED CHECK

Seller's Legal Name: WATER ZONE, INC.

Name: WILLIAM TUDOR

Sign: DocuSigned by: William Tudor 21F7C0F2DB27410...

Date: 2/14/2022

PLEASE ATTACH A VOIDED CHECK *(NOT A DEPOSIT SLIP)* FROM THE ACCOUNT TO BE DEBITED

PREPAYMENT OPTION

We refer to the Merchant Agreement dated, February 14, 2022 (the "Merchant Agreement") between WATER ZONE, INC. ("Seller") and PAC WESTERN FINANCIAL LLC ("Buyer"). **Terms used and not defined herein have the meanings as used in the Merchant Agreement.**

Pursuant to the Merchant Agreement, Buyer has agreed to make a cash advance to Seller in the amount of the "Purchase Price" (as set forth in the Merchant Agreement) to the Seller in order to purchase the "Purchased Amount" (as set forth in the Merchant Agreement) of the proceeds of future sales by Seller whether the proceeds are paid by cash, check, credit card and/or and other means until the Buyer has received an amount equal to the Purchased Amount.

The parties desire to add to the provisions of the Merchant Agreement on the terms and conditions hereof.

NOW, THEREFORE, Seller and Buyer hereby agree that notwithstanding anything to the contrary in the Merchant Agreement (including, but not limited to Section 4.5 of the Merchant Agreement), Seller shall have the right and option to repurchase the Purchased Amount (i.e. amounts due under the Merchant Agreement) in accordance with the following schedule:

A. In the event Seller wishes to repurchase the amounts due under the Merchant Agreement on or after the 1ST day and prior to the 30TH day following the funding of the Purchase Price, Seller shall do so by transferring from Seller's bank account via wire transfer to Buyer, at that point in time, an amount such that Buyer will have received, from the date hereof, a total of $88,800.00 ($24,800.00 discount).

B. In the event Seller wishes to repurchase the amounts due under the Merchant Agreement on or after the 31ST day and prior to the 60TH day following the funding of the Purchase Price, Seller shall do so by transferring from Seller's bank account via wire transfer to Buyer, at that point in time, an amount such that Buyer will have received, from the date hereof, a total of $92,000.00 ($21,600.00 discount).

C. In the event Seller wishes to repurchase the amounts due under the Merchant Agreement on or after the 61ST day and prior to the 90TH day following the funding of the Purchase Price, Seller shall do so by transferring from Seller's bank account via wire transfer to Buyer, at that point in time, an amount such that Buyer will have received, from the date hereof, a total of $96,000.00 ($17,600.00 discount).

D. In the event Seller wishes to repurchase the amounts due under the Merchant Agreement on or after the 91ST day and prior to the 120TH day following the funding of the Purchase Price, Seller shall do so by transferring from Seller's bank account via wire transfer to Buyer, at that point in time, an amount such that Buyer will have received, from the date hereof, a total of $104,000.00 ($9,600.00 discount).

E. In the event Seller wishes to repurchase the amounts due under the Merchant Agreement on or after the 121ST day and prior to the 150TH day following the funding of the Purchase Price, Seller shall do so by transferring from Seller's bank account via wire transfer to Buyer, at that point in time, an amount such that Buyer will have received, from the date hereof, a total of $112,000.00 ($1,600.00 discount).

Except as modified by this Prepayment Option Addendum, the Merchant Agreement remains in full force and effect. The Seller agrees to execute any documents and/or agreements in order to implement the provisions of this Prepayment Option Addendum.

This Prepayment Option Addendum may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Executed signature pages transmitted by facsimile or other means of electronic delivery shall be legally valid and binding against the parties.

Please execute this Prepayment Option Addendum at the appropriate place below to indicate your acceptance and agreement to the terms and conditions of this Prepayment Option Addendum.

By signing below, you, as Seller, and the Guarantors listed below, acknowledge and agree to the terms and conditions stated herein.

SELLER:		GUARANTOR(S):	
Signature: DocuSigned by: William Tudor 21F7C0F2DB27410...	Date: 2/14/2022	Signature: DocuSigned by: William Tudor 21F7C0F2DB27410...	Date: 2/14/2022
Name: WILLIAM TUDOR	Title:	Name: WILLIAM TUDOR	Title:
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